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                                  EXHIBIT 99.1

                        AGREEMENT, DATED JANUARY 6, 2003





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                                    AGREEMENT
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         This Agreement (this "Agreement") is made and entered into as of
January 6, 2003, by and among Andrea Electronics Corporation, a New York corporation (the "Company"), and the undersigned buyer (the "Buyer").

                                     RECITAL
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         WHEREAS, the Buyer is the holder of all of the Company's Series C
Convertible Preferred Stock issued pursuant to the Company's Certificate of Amendment of the Certificate of Incorporation for the Company's Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of New York on October 6, 2000 (the "Series C Certificate of Amendment").

         NOW, THEREFORE, in consideration of the foregoing:

         1.   SERIES C CONVERSION PRICE. The Buyer and the Company acknowledge
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and agree that, notwithstanding clause (5)(y) of the definition of Conversion
Price set forth in Section III of the Series C Certificate of Amendment, for purposes of determining the Conversion Price (as defined in the Series C Certificate of Amendment) for any date of determination on or after October 10, 2002, the lowest trade price of the Common Stock (as reported by Bloomberg Financial Markets or any successor thereto) on each trading day during the applicable 15 trading day period shall be used in lieu of the Closing Bid Price (as defined in the Series C Certificate of Amendment) of the Common Stock on such trading day if such lowest trade price is greater than such Closing Bid Price on such trading day. Accordingly, the Buyer and the Company acknowledge and agree that, for any date of determination after the date of this Agreement, the Conversion Price shall be $0.30, subject to adjustment as provided in the Series C Certificate of Amendment and subject to the Buyer's right to substitute the Maturity Alternate Price (as defined in the Series C Certificate of Amendment) as provided in the Series C Certificate of Amendment.

         2.   SERIES C MATURITY ALTERNATE PRICE. The Buyer and the Company
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acknowledge and agree that, notwithstanding the definition of Maturity Alternate
Price set forth in Section IV(H) of the Series C Certificate of Amendment, for purposes of determining the Maturity Alternate Price (as defined the Series C Certificate of Amendment) for any date of determination after the date of this Agreement, the lowest trade price of the Common Stock (as reported by Bloomberg Financial Markets or any successor thereto) on the date of determination shall be used in lieu of the Closing Bid Price (as defined in the Series C Certificate of Amendment) of the Common Stock on such date of determination if such lowest trade price is greater than such Closing Bid Price on such date of determination.

         3.   PROXY STATEMENT. The Company agrees that it shall provide each
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stockholder entitled to vote at a meeting of stockholders of the Company, which meeting shall be not later than January 31, 2003, a proxy statement soliciting each such stockholder's affirmative vote at





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such stockholder meeting for approval of (a) a reduction in the par value of the
Common Stock (as defined in the Series C Certificate of Amendment) to no more than $.01 per share, and (b) an increase in the number of shares of Common Stock authorized pursuant to the Company's Certificate of Incorporation to no less than 200,000,000 shares of Common Stock, and the Company shall use its best efforts to solicit its stockholders' approval of such proposals and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposals.

         4.   FILING OF FORM 8-K. On or before the second business day following
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the date of this Agreement, the Company shall file a Form 8-K with the SEC describing the terms of this Agreement and including this Agreement as an exhibit thereto, in the form required by the 1934 Act.

         5.   MISCELLANEOUS.
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              5.1   Other Provisions.  All other provisions of the Series C
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Certificate of Amendment shall remain in full force and effect.

              5.2   Counterparts. This Agreement may be executed in any number
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of counterparts, each of which shall be an original, but all of which together shall constitute one instrument and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.




COMPANY:                                    BUYER:

ANDREA ELECTRONICS CORPORATION              HFTP INVESTMENT L.L.C.


By: /s/ Richard A. Maue                     By: /s/ Greg Carney
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Name:  Richard A. Maue                      Name: Greg Carney
Its:   Chief Financial Officer              Its:  General Counsel